CONFLICT MINERALS REPORT OF HEWLETT PACKARD ENTERPRISE PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
Hewlett Packard Enterprise Company (“HPE”) presents this Conflict Minerals Report for the reporting period of January 1, 2019 to December 31, 2019 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission.
On September 25, 2019, HPE acquired Cray, Inc. (“Cray”) and this report includes the results of Cray’s 2019 due diligence efforts.
Unless otherwise specified or unless the context otherwise requires, references to “we,” “us,” or “our” refer to HPE and its consolidated subsidiaries. Terms or phrases that are italicized the first time they appear in this report have the meanings given in Item 1.01 of Form SD. References to our websites and information available through these websites are not incorporated by reference into this Conflict Minerals Disclosure and Report.
HPE Company Overview
We are a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze and act upon data seamlessly from edge to cloud. We enable customers to accelerate business outcomes by driving new business models, creating new customer and employee experiences, and increasing operational efficiency today and into the future. Our legacy dates back to a partnership founded in 1939 by William R. Hewlett and David Packard, and we strive every day to uphold and enhance that legacy through our dedication to providing innovative technological solutions to our customers.
Our Conflict Minerals Program
HPE is committed to the responsible sourcing of minerals used in its products, and expects its suppliers to conduct their worldwide operations in a socially and environmentally responsible and sustainable manner, pursuant to HPE’s Supply Chain Social and Environmental Responsibility Policy and HPE’s General Specification for the Environment Standards. Both policies contain a section on conflict minerals and are available at https://h20195.www2.hpe.com/v2/Getdocument.aspx?docname=c04797673 and https://h20195.www2.hpe.com/v2/Getdocument.aspx?docname=c04862211&ENW.
We firmly believe that all people are entitled to basic freedoms and standards of treatment, and we embed respect for internationally recognized human rights within our Conflict Minerals Program. We commit to align our approach with the United Nations Guiding Principles on Business and Human Rights. Likewise, we expect our suppliers to uphold and respect human rights, guided by best practice set out in these standards. Our Global Human Rights policy is available at https://h20195.www2.hpe.com/V2/getpdf.aspx/A00001847ENW.pdf.
HPE has been recognized as an industry leader for the company’s efforts to advance the use of responsibly sourced minerals. Our goal is to improve the transparency of mineral sourcing within our supply chain, while striving to ensure that the tin, tantalum, tungsten, and gold used in our products have not benefited armed groups in the Democratic Republic of the Congo (“DRC”) and the DRC adjoining countries (collectively, the “Covered Countries”). Ultimately, we aim to improve conditions in the Covered Countries and other Conflict-Affected and High-Risk Areas identified by the presence of armed conflict, widespread violence, or other human rights abuses. Because we believe it is important to avoid the economic and humanitarian impacts associated with an embargo of a particular region, we continue to source – and do not prohibit our suppliers from sourcing – from the Covered Countries and other Conflict-Affected and High-Risk Areas.
HPE is a member of the Responsible Minerals Initiative (“RMI”), an organization instrumental in developing and advancing programs and shared industry tools such as the Responsible Minerals Assurance Process (“RMAP”)[1] and the Conflict Minerals Reporting Template (the “Template”). Consistent with past years, HPE participates in RMI’s workgroups including the Smelter Engagement Team, Multi-Stakeholder group, Due Diligence Practices Team, and Gold Team. In 2019, we interacted with the RMI, representatives from fellow RMI member organizations, and other business, government, non-profit, and supply chain stakeholders on the topic of responsible minerals sourcing in various forums, including the OECD Forum on Responsible Minerals Supply Chains, and RMI’s annual conference. At these forums and at other times, we engaged in a series of one-on-one conversations with 3TG Direct Suppliers and indirect smelters and refiners (“SORs”) to help drive improvement throughout the supply chain. We also met with representatives from peer companies, civil society stakeholders, and RMI to discuss opportunities to continually improve the industry’s approach to responsible minerals sourcing.
Our approach to responsible minerals sourcing prioritizes engagement and outreach with 3TG facilities; this year we facilitated direct outreach to more than 45 facilities to encourage their involvement in RMAP or another OECD-aligned, independent assessment program. We also participated in a delegation with RMI and representatives from fellow RMI member organizations across multiple industries to five states in India to drive the uptake of responsible gold sourcing practices in the country. We met face-to-face with Indian refiners at their processing facilities to strengthen our understanding of the gold supply chain and its challenges, and solicit commitments towards shared responsible sourcing goals such as enhanced upstream due diligence. Additionally, we participated in the Indian Responsible Gold Sourcing Workshop organized by OECD and various Indian responsible gold sourcing organizations. Participants at the workshop included over sixty representatives from technology and automotive manufacturers, governments, banks and financial institutions, refiners, bullion dealers, jewelers, consumers, industry groups, and responsible sourcing programs. At the conclusion of the event, participants agreed to take steps to encourage gold refiners in India to undertake a responsible sourcing assessment by an OECD-aligned audit program and support resources to achieve this goal. Outcomes and milestones from the multi-stakeholder event are available at https://www.iima.ac.in/c/document_library/get_file?uuid=3e06fe84-f67a-4594-9935-d061e49a8859&groupId=62390&filename=V3_Outcomes_OECD-IGPC%20responsible%20gold%20workkshop%206%20Dec%202019.
To increase SORs’ participation in RMI’s RMAP audit program, in 2019, HPE repeated its 2018 financial contribution to the RMI’s Initial Audit Fund for Participating Smelters. This fund supports SORs with the costs of RMAP audits. This year we also helped launch a new fund for SORs through the RMI, called the Upstream Due Diligence Fund. The new fund is designed to support SORs in conducting mine-level assessments in Conflict-Affected and High-Risk Areas. In our conversations with SORs, we encouraged their use of these funds to undertake appropriate supply chain due diligence.
Outside of our refiner visits in India, this year we had discussions with a refiner that sourced from one of the Covered Countries. During these discussions, we encouraged this refiner to commit to the OECD Guidance, initiate or continue participation in the RMAP or another OECD-aligned independent assessment program, and share the due diligence action steps they have taken through public reporting.
HPE continues to contribute financially to KEMET Corporation’s (“KEMET”) closed-loop tantalum supply chain by utilizing “conflict-free” tantalum capacitors in its products. In 2018, HPE became one of the first donors outside of the DRC region to make a financial contribution to KEMET’s Friends of Kisengo organization, a nonprofit dedicated to effectively and sustainably improving the lives of people in the DRC through an integrated rural development program focused on infrastructure, health, education, and environmental development. This year we repeated our contribution to Friends of Kisengo and funded one month of school expenses for 1500 children in the mining community of Kisengo, DRC. Consistent with our disclosure for calendar year 2018, all tantalum smelters reported to be in the supply chain were conformant with RMAP in 2019.
HPE Products and Supply Chain
Conflict minerals in the form of 3TG were necessary to the functionality or production of our 2019 products (i.e., were “necessary conflict minerals”). The products containing necessary conflict minerals that HPE manufactured or contracted to manufacture during 2019 are: 1) server, storage, and networking products and 2) certain accessories.
HPE does not directly purchase 3TG from raw material providers such as smelting or refining facilities. Due to our position as a downstream company several tiers removed from raw materials providers, we set bold standards for our suppliers and engage with a variety of industry members, including RMI, to influence responsible sourcing.
Design of our Due Diligence Measures
We designed our due diligence measures to conform with applicable portions of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements (collectively, the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework. The design of our due diligence measures reflects our individual facts and circumstances, our downstream position in the minerals supply chain, and the OECD recommendations for downstream actors with no direct relationships to SORs[2]. This design also includes the use of OECD-aligned independent assessment programs to provide information about SORs.
1.Establishment of strong internal company management systems, including a Conflict Minerals Policy[3]; a Conflict Minerals Program team with senior management support that reports to the Audit Committee of the Board of Directors; a Supply Chain Transparency System[4]; engagement with 3TG Direct Suppliers[5] to communicate and reinforce our expectations with respect to necessary conflict minerals; a requirement that 3TG Direct Suppliers immediately begin transitioning all 3TG supply chains to 3TG facilities listed as participating in or successfully completing RMAP or another OECD-aligned independent assessment program or encouraging their known 3TG facilities to participate in such a program; integration of supplier conflict minerals performance, including response timeliness and quality, into sourcing decisions through the use of supplier Social and Environmental Responsibility Scorecards and feedback during business unit reviews with key suppliers; use of internal performance metrics such as the number of supplier responses received and our progress toward internal goals; and a corporate grievance mechanism that is available internally and externally to report concerns, including those related to the responsible sourcing of minerals. We encourage anyone with a concern to raise it, and provide multiple channels to raise concerns, including those available at https://www.hpe.com/us/en/about/governance/report-ethics-concerns.html. Reports are confidential and can be made anonymously where local law allows. We take each and every report seriously, review every concern raised, respond promptly, and investigate alleged violations as appropriate. In addition, HPE commissions third-party audits of certain 3TG Direct Suppliers to assess conformance with HPE’s Supplier Code of Conduct, which includes an assessment on the responsible sourcing of minerals, alongside the topics of labor, health and safety, environment, ethics, and management systems.
2.Identification and assessment of risks in the supply chain, including through the Supply Chain Transparency System, the mechanism by which risks are identified and assessed in the supply chain. The system is designed to support the Conflict Minerals Program team in systematically surveying, collecting, and analyzing information relating to 3TG facilities[6]. In 2018, we developed a database to aid in the analysis of supplier reported data and to better understand whether further attention is necessary.
3.Design and implementation of a strategy to respond to such risks as they are identified, including assessment of information on facilities’ due diligence practices, formulation of a risk management plan, and reporting to senior management. We directly contact 3TG facilities to request their participation in RMAP or another OECD-aligned, independent assessment program.
4.Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices, including through our membership and active participation in RMI (member ID HPE), the industry initiative that conducts audits and assessments of facilities’ due diligence activities. We rely on the RMI program and OECD-aligned independent assessment programs cross-recognized by RMI to determine if 3TG facilities reported by our suppliers are conformant with audit standards. To support the work of RMI, HPE contributes to RMI’s Initial Audit Fund for Participating Smelters and the Upstream Due Diligence Fund, which supports SORs with the costs of RMAP audits and the costs associated with enhanced, upstream due diligence.
5.Annual reporting through this Conflict Minerals Report and in our Living Progress Report. The Living Progress Report is available at https://www.hpe.com/us/en/living-progress.html.

Description of Our Due Diligence Measures Performed
In 2019, we undertook the following due diligence measures with respect to the source and chain of custody of necessary conflict minerals contained in our products:
•compared reported 3TG facilities to the facilities that are listed by RMI as either RMAP conformant or active[7];
•reached out (either directly or through a third party) to 3TG facilities with unknown sourcing to provide responsible minerals sourcing education, collect information (such as country of origin of necessary conflict minerals related to the supply chain for HPE’s products), or encourage participation in RMAP;
•if any 3TG Direct Supplier reported to us a facility for which we had information that identified a relevant concern, then we asked the supplier to investigate whether or not that facility contributed 3TG to our products, and, if so, to take steps to remove the facility from our supply chain;
•supported RMAP through our membership and participation in RMI;
•encouraged 3TG facilities to join RMAP;
•asked HPE’s 3TG Direct Suppliers to encourage the facilities in their supply chain to join RMAP;
•participated in RMI’s Minerals Grievance Platform, which enables members to share information and resources to address potential concerns relating to 3TG facilities; and
•proactively considered information outside of the audit program from credible external sources such as government agency and NGO reports.
We reviewed the results of our due diligence with senior management, including the Senior Vice President & Chief Ethics and Compliance Officer.
Results
Below we set forth the results of our due diligence as well as our progress toward DRC conflict free[8] products. We provide both a snapshot of our total progress as well as our progress with respect to each 3TG metal. Of the 283 3TG facilities reported to us in 2019, as of March 20, 2020[9] (the “2020 Cut-Off Date”), 270, or 95% are now conformant, active, and/or are reasonably believed to provide only conflict minerals from recycled or scrap sources, or to source conflict minerals from outside the Covered Countries.
Due Diligence Results for 3TG Facilities
Our approach prioritizes engagement and outreach with 3TG facilities, and when we learn of 3TG facilities that are not yet participating in an OECD-aligned independent assessment program, we seek out and consider other credible sources of information on these facilities. Due to our position as a downstream company several tiers removed from smelters or refiners, our direct suppliers often cannot provide information on 3TG sourcing that is specific to HPE products; therefore, our ability to trace 3TG in our products to the smelter or mine level has limits; conversely, as further explained in Attachment B, the reported presence of a 3TG facility in our suppliers’ supply chain does not necessarily mean that 3TG from that facility was used in HPE products. Our results, accordingly, may fluctuate depending on the resources and abilities of our suppliers (and their suppliers), the economic leverage we can exercise in a particular scenario, and the quality of information available to us, among other factors. In 2019, 59% of our 3TG Direct Suppliers provided HPE-specific submissions, up from 48% in 2018 and 20% in 2017.
We measure our results in part based on the number of all 3TG facilities reported to us by our supply chain that are listed as participating in, or that have successfully completed an OECD-aligned independent assessment program. Because participation in an audit program, such as RMAP, provides us (a downstream company) with a level of assurance of an upstream facility’s sourcing practices, we track and report on this participation. Where additional information is available to us as a result of our due diligence or RCOI efforts, we also consider whether any of the 3TG facilities not yet participating in an audit program may nonetheless be providing minerals that are DRC conflict free because they are sourced from outside the Covered Countries or are exclusively derived from recycled or scrap sources.

Our suppliers reported 283 total 3TG facilities in 2019, 95% (270) of which (as of the 2020 Cut-Off Date) are conformant with or active with an OECD-aligned independent assessment program, are believed to source from outside the Covered Countries, or are exclusively providing conflict minerals from recycled or scrap sources. Only 5% (13) of the supplier-reported 3TG facilities are facilities for which we have limited or no information on the sourcing of necessary conflict minerals (both because they are not yet participating in an audit program and because we found no information giving us reason to believe they were sourcing from outside the Covered Countries or exclusively from recycled or scrap sources).
In 2018, we received information identifying a potential concern with respect to six of the 3TG facilities that were reported by one 3TG Direct Supplier that year. Even though the information we received did not indicate that the facilities in question had any connection to armed conflict in the Covered Countries, we requested the supplier reporting these facilities to investigate the likelihood that the facilities contributed 3TG to our products. In parallel, we sought to either encourage the facilities’ participation in RMAP or to have the facilities removed from our supply chain, where applicable. In 2019, we proactively engaged the 3TG Direct Supplier that previously reported the 3TG facilities of concern and determined that none of the six previously reported 3TG facilities of concern contributed 3TG to HPE products. This year, other 3TG Direct Suppliers initially reported the use of certain 3TG facilities of concern; however, through proactive and continual supplier engagement and investigation, we were able to determine that these 3TG facilities of concern did not contribute 3TG to HPE products. Because many of our 3TG Direct Suppliers continued to submit company level reporting templates, we are unable to confirm whether several other non-conformant 3TG facilities are in our supply chain, and continue to engage with our suppliers to improve due diligence efforts. However, we reasonably believe that these non-conformant 3TG facilities source conflict minerals from outside the Covered Countries or exclusively from recycled or scrap sources.
Our progress toward DRC conflict free for tin decreased 2% from 2018. This decrease was the result of a reduction of the total number of tin facilities reported, rather than an indicator that HPE’s products are less responsibly sourced. Specifically, in 2018, roughly 30 tin facilities in Indonesia ceased operations. All of these facilities were conformant with or active with an independent assessment program. Progress toward DRC conflict free is a measurement of number of facilities, and not volume of materials. Through our engagement with an external expert consultant, we understand that Indonesia exported a similar volume of tin in 2019 as in 2018, through another tin facility or facilities reported to us by our supply chain.
Additional information on the status of individual 3TG facilities is provided in Attachment B.
Attachment A to this Conflict Minerals Report includes (to the extent information was available) the countries from which the supplier-reported 3TG facilities may have sourced necessary conflict minerals.
Attachment B to this Conflict Minerals Report sets forth the name and status of the supplier-reported 3TG facilities.
Progress toward DRC Conflict Free by Metal
We also measure our progress toward DRC conflict free products by metal. Chart 1 further expands on our results by providing for each metal the number and percentage (as of the 2020 Cut-Off Date) of all supplier-reported 3TG facilities that were either RMAP conformant or active (or cross-recognized by RMI), and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries. Again in 2019, all of the tantalum smelters reported to be in our supply chain are conformant with RMAP.

Chart 1 Progress toward DRC Conflict Free by Metal

	Supplier- Reported 3TG Facilities	Progress toward DRC Conflict Free	Percentage
Tantalum Facilities	38	38	100%
Tin Facilities	55	52	95%
Tungsten Facilities	45	44	98%
Gold Facilities	145	136	94%
Total	283	270	95%

Efforts to Determine the Mine or Location of Origin with Greatest Possible Specificity
As a downstream actor, we rely upon independent assessment programs to collect and review the majority of the upstream information, such as the mine or location of origin of necessary conflict minerals. Consistent with the key role set forth by the OECD Guidance for a downstream actor like us, our efforts to facilitate upstream mine or location of origin determinations were focused on support of OECD-aligned independent assessment programs such as RMAP.
To determine the mine or location of origin of necessary conflict minerals, or to facilitate such determinations by audit programs, we:
•surveyed 3TG Direct Suppliers during the reporting period of this Conflict Minerals Report using the Template (which included questions about the mine or location of origin) and required those suppliers to make similar efforts to survey their supply chains using the Template;
•reviewed information obtained through those surveys on 3TG facilities, and any mine or location of origin information if it was provided; and
•assessed any information on countries of origin available through our membership in RMI for 3TG facilities. (As part of the RMAP audit protocol, the independent auditor makes an examination of the countries of origin and the location of the mine, even if the specific mine or location of origin for these minerals within a given country is not provided to RMI members).
Steps to Further Mitigate Risk and Improve Due Diligence in 2020
In our journey to responsibly source minerals used in our products, we plan to continue the activities described in the “Design of Our Due Diligence Measures” section of this Conflict Minerals Report. Additionally, we will continue to explore opportunities to improve our approach and execution in order to better mitigate any risk that necessary conflict minerals in our products finance or benefit an armed group or further negatively impact communities or the environment. To this end, we will:
•engage with 3TG Direct Suppliers to update information provided to us and engage potentially new in-scope suppliers to understand our responsible sourcing expectations, including our Conflict Minerals Policy;
•encourage 3TG Direct Suppliers that provided company level information in 2019 to provide HPE-specific information for 2020;
•repeat our request that 3TG Direct Suppliers encourage facilities they have identified in their supply chains to join the RMAP and encourage their transition to exclusively source from conformant and active 3TG facilities, and monitor their progress toward that objective;
•support the development of RMAP, including outreach efforts to encourage participation in the program;
•strengthen internal and external partnerships to identify and mitigate minerals risks, including enhancing HPE’s due diligence capabilities;

•continue to monitor best practices and work with stakeholders to contribute to the development of novel and impactful solutions in Conflict-Affected and High-Risk Areas; and
•explore opportunities to further HPE’s mission to advance the way people live and work as it relates to the responsible sourcing of minerals.

[1]  RMAP is an RMI program that uses an independent third-party audit of SOR management systems and sourcing practices to validate conformance with RMAP protocols and current global standards. The audit employs a risk-based approach to validate SORs’ company level management processes for responsible mineral procurement. RMAP has a cross-recognition policy with other OECD-aligned independent assessment programs in order to reduce audit duplication and support the implementation of the OECD Due Diligence Guidance. Currently these include the Responsible Jewellery Coalition’s (“RJC”) Chain-of-Custody and Code of Practices Program, and the London Bullion Market Association’s (“LBMA”) Responsible Gold Programme.
[2]  The OECD Guidance distinguishes between “upstream” and “downstream” actors. Upstream refers to the minerals supply chain from the mine to the smelter or refiner, and upstream companies include miners, local traders or exporters, international concentrate traders, and mineral re-processors. Downstream refers to the minerals supply chain from smelters and refiners to retailers and includes companies like HPE; it also includes metal traders component manufacturers, product manufacturers, original equipment manufacturers and retailers.
[3]  HPE’s Supply Chain Social and Environmental Responsibility Policy and HPE’s General Specification for the Environment Standards both contain sections on conflict minerals, and collectively serve as HPE’s Conflict Minerals Policy. HPE’s Supplier Code of Conduct also includes a section on responsible sourcing, alongside the topics of labor, health and safety, environment, ethics, and management systems.
[4]  The OECD Guidance sets forth specific recommendations for all downstream companies to establish a system of controls and transparency over the mineral supply chain: “Introduce a supply chain transparency system that allows the identification of the smelters/refiners in the company’s mineral supply chain through which the following information on the supply chain of minerals from “red flag locations of mineral origin and transit” should be obtained: the identification of all countries of origin, transport and transit for the minerals in the supply chains of each smelter/refiner.”
[5]  3TG Direct Suppliers are direct suppliers of materials, parts, components or products containing necessary conflict minerals.
[6]  3TG facilities are those entities reported by our 3TG Direct Suppliers that are also identified by RMI to be smelters, refiners, recyclers, or scrap processors of conflict minerals.
[7]  RMI lists as “active” those smelters or refiners that are engaged in RMAP and progressing toward an audit but not yet conformant.
[8]  The SEC Rule defines “DRC conflict free” to mean products that do not contain necessary conflict minerals that directly or indirectly finance or benefit armed groups. Conflict minerals from recycled or scrap sources are considered DRC conflict free.
[9]  The “2020 Cut-Off Date” is the date by which HPE stops accepting new conflict minerals data from its 3TG Direct Suppliers and for purposes of identifying the RMAP status of smelters or refiners that have been identified in our supply chain.

Attachment A
Countries of Origin
Based on information available from RMI as of the 2020 Cut-Off Date and additional research by our external expert consultant, we believe that the countries of origin of the necessary conflict minerals from supplier-reported 3TG facilities may include the following countries.

Covered Countries	Outside Covered Countries
Burundi	Argentina
Congo, Democratic Republic of the	Armenia
Rwanda	Australia
Tanzania	Austria
Uganda	Azerbaijan
Zambia	Belarus
Angola	Belgium
South Sudan*	Benin
Bolivia
Bolivia (Plurinational State of)
Botswana
Brazil
Brunei
Bulgaria
Burkina Faso
Cameroon
Canada
Chile
China
Colombia
Croatia
Cuba*
Cyprus
Czech Republic
Denmark
Dominican Republic
Ecuador
Egypt
El Salvador
Eritrea
Estonia
Ethiopia
Fiji
Finland
France
Gabon
Gambia, The

Covered Countries	Outside Covered Countries
Georgia
Germany
Ghana
Greece
Guatemala
Guinea
Guyana
Honduras
Hong Kong
Hungary
Iceland
India
Indonesia
Iran*
Ireland
Israel
Italy
Ivory Coast
Japan
Jordan
Kazakhstan
Kenya
Korea, Republic of
Kuwait
Kyrgyzstan
Laos
Latvia
Lebanon
Liberia
Liechtenstein
Lithuania
Luxembourg
Macau
Madagascar
Malaysia
Mali
Malta
Mauritania
Mauritius
Mexico
Monaco
Mongolia

Covered Countries	Outside Covered Countries
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Caledonia
New Zealand
Nicaragua
Niger
Nigeria
Norway
Pakistan
Panama
Papua New Guinea
Paraguay
Peru
Phillipines
Poland
Portugal
Puerto Rico
Qatar
Romania
Russia
Russian Federation
San Marino
Saudi Arabia
Senegal
Serbia
Sierra Leone
Singapore
Slovakia
Slovenia
Solomon Islands
Somaliland
South Africa
South Korea
Spain
Suriname
Swaziland
Sweden
Switzerland
Taiwan
Tajikistan
Thailand
Togo
Trinidad and Tobago
Tunisia

Covered Countries	Outside Covered Countries
Turkey
Ukraine
United Arab Emirates
United Kingdom
United Kingdom of Great Britain and Northern Ireland
United States of America
Uruguay
Uzbekistan
Venezuela*
Vietnam
Yemen
Zimbabwe

* Minerals from this country were substantially transformed before being incorporated into finished products. Such a substantial transformation of the minerals happened outside of the United States in a third country by a person other than a United States person.

Attachment B
3TG Facility List
This 3TG Facility List sets forth the name, location and status of all of the 283 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information reported to us by 3TG Direct Suppliers, obtained through supplemental engagement with certain 3TG facilities, and from RMI. Inclusion on this list is not necessarily an indication that any particular facility supplies materials that are ultimately incorporated into HPE products. In many cases facility information was provided to us for the entire supply chain of 3TG Direct Suppliers, and did not identify with specificity those 3TG facilities believed to contribute necessary conflict minerals to any of our products.

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not yet participating
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Not yet participating
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Not yet participating
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not yet participating
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not yet participating
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not yet participating
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not yet participating
Gold	Guangdong Jinding Gold Limited	CHINA	Not yet participating
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not yet participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not yet participating
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not yet participating
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not yet participating
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not yet participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not yet participating
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not yet participating
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not yet participating
Gold	Lingbao Gold Co., Ltd.	CHINA	Not yet participating
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not yet participating
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not yet participating
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	Not yet participating
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not yet participating
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Non Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not yet participating
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not yet participating
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not yet participating
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not yet participating
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not yet participating
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	Active
Gold	Sai Refinery	INDIA	Not yet participating
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not yet participating
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Not yet participating
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not yet participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sovereign Metals	INDIA	Not yet participating
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not yet participating
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not yet participating
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not yet participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	Active
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not yet participating
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Not yet participating
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not yet participating
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Not yet participating
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Not yet participating
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not yet participating
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not yet participating
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not yet participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant

1  Entities that have been reported to us by our 3TG Direct Suppliers as part of their supply chain for conflict minerals and that are recognized by RMI (as of the 2020 Cut-Off Date) to be smelters, refiners, recyclers or scrap processors of conflict minerals (i.e., the “3TG facilities”). The facility names are listed as they appear on the RMI Smelter Database. A company appears more than once if it was reported to us for more than one facility (i.e., smelter, refiner, recycler or scrap processor) that is processing different types of minerals or metals.
2 The facility locations are listed as they appear for each of the 3TG facilities on the RMI Smelter Database.
3  Conformant refers to 3TG facilities that are listed by RMI (as of the 2020 Cut-Off Date) as (a) conformant with RMAP protocols or (b) certified or accredited by a similar independent assessment program such as the RJC Chain-of-Custody and Code of Practices Program, or the LBMA Responsible Gold Programme. Active refers to smelter or refiner facilities that are engaged in RMAP but not yet conformant (as of the 2020 Cut-Off Date). Non Conformant refers to facilities that are non conformant to the RMAP standard (as of the 2020 Cut-Off Date). Not yet participating refers to 3TG facilities that are not engaged with an audit program.